                                                                    Exhibit 99.1

                   CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Periodic Report"), I, Dan F. Smith, Chief Executive Officer of Equistar Chemicals, LP, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or 78o(d)); and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Equistar Chemicals, LP.

Date:  August 13, 2002                       /s/ Dan F. Smith
                                             ----------------------------
                                             Dan F. Smith
                                             Chief Executive Officer